Exhibit 99.1
    NEWS RELEASE

Company Contact	Investor Contact
Jonathan Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS FIRST QUARTER 2017 RESULTS

Results within guidance range; Resumed DCEngine deployments with largest customer; Continued traction with Tier 1 trials

HILLSBORO, OR - May 2, 2017 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, today announced financial results for the first quarter ended March 31, 2017.

First Quarter Summary

•	Consolidated revenue of $37.6 million, which was in line with the guidance range;

•	GAAP loss per share was $0.26, with a non-GAAP loss of $0.14 per share which includes $0.5 million tied to unfavorable currency translation within other expense;

•
Entered into a new strategic MediaEngine channel agreement with a top three global telecom equipment manufacturer, making Radisys the supplier of media resource function technology to this partner for service providers worldwide;

•	Announced new FlowEngine appliance, the TDE-2000, with customer evaluations expected to begin in the second quarter; and

•	Released new CellEngine 5G Radio Access Network (RAN) technology including key features that enable operators to begin a phased 5G rollout.

“First quarter operating results were in line with our previously announced guidance range,” said Brian Bronson, Radisys President and Chief Executive Officer. “Revenue reflects the expected decline in our legacy embedded product line combined with variability in the timing of large MediaEngine orders from our Tier 1 Asian customer and deployments of DCEngine products as compared to prior periods. First quarter net loss per share was also in line with expectations and reflected continued investment in our strategic product lines.

“Most notably, in our DCEngine product line, we resumed deployments with our largest customer in the first quarter, and we expect a more significant ramp of shipments in the second half of the year with this customer. During the quarter, we secured an initial order for our DCEngine product from a new Southeast Asian service provider, while also being heavily engaged in trials with multiple other large accounts. Additionally, we are receiving a high level of interest from customers for our new FlowEngine TDE-2000 appliance, which we formally announced at Mobile World Congress in February. We are currently on track to release this product by the end of the second quarter, at which time we expect to be engaged in multiple proof-of-concepts with commercial revenue anticipated later in the second half of 2017.

“Given the continued progress across our business and significantly expanded interest in our offerings, I am increasingly confident that Radisys will play an important role in enabling service providers to adopt disruptive open based solutions and fundamentally change the way telecom networks are built. We remain on track to deliver on our strategic objectives for 2017, with a growing pipeline of opportunities to recognize incremental revenue contribution from multiple new service providers in the second half of the year.”

Software-Systems Results

For the first quarter of 2017, Software-Systems revenue was $10.1 million, compared to $17.7 million in the prior quarter and $14.1 million in the first quarter of 2016. The sequential and year-on-year decline was the result of lower quarterly revenue contribution from MediaEngine product sales to an Asian service provider in support of their LTE network deployment.

Gross margin was 53.8% in the first quarter of 2017, compared to 58.3% in the prior quarter and 62.5% in the first quarter of 2016. The sequential and year-on-year decline was the result of unfavorable product mix tied to a higher percentage of stand-alone product sales in the prior quarters.

Operating loss was $3.3 million, compared to operating income of $1.4 million in the prior quarter and operating income of $0.8 million in the first quarter of 2016. The sequential and year-on-year decline represents continued investment in our strategic product lines, coupled with expected customer seasonality and timing of new product introductions.

Hardware Solutions Results

For the first quarter of 2017, Hardware Solutions revenue was $27.5 million, compared to $22.9 million in the prior quarter and $41.1 million in the first quarter of 2016. The sequential increase reflects resumed deployments of DCEngine systems by our largest customer and partially offset by an expected decline in revenue from legacy embedded product lines.

Gross margin was 17.4% in the first quarter of 2017, compared to 23.1% in the prior quarter and 14.5% in the first quarter of 2016. The sequential decline is the result of a higher mix of DCEngine sales relative to legacy embedded product lines.

Operating loss was $1.3 million, compared to an operating loss of $0.1 million in the prior quarter and operating income of $1.3 million in the first quarter of 2016. The sequential decline was the result of continued investments in product roadmap as well as sales and marketing personnel required to accelerate execution on the Company’s DCEngine strategy.

Consolidated Results

For the first quarter of 2017, consolidated revenue was $37.6 million, compared to $40.6 million in the prior quarter and $55.1 million in the first quarter of 2016.

On a GAAP basis, gross margin in the first quarter of 2017 was 21.9%, compared to 33.6% in the prior quarter and 23.2% in the first quarter of 2016. First quarter 2017 GAAP research and development and selling, general, and administrative expenses were $15.9 million, compared to $15.2 million in the prior quarter and $13.3 million in the first quarter of 2016. The increase in operating expenses both sequentially and year-on-year reflects accelerated hiring and product development expenses in support of the Company’s strategic product lines.

On a non-GAAP basis, first quarter 2017 gross margin was 27.2%, compared to 38.4% in the prior quarter and 26.8% in the first quarter of 2016. First quarter 2017 research and development and selling, general and administrative expenses on a non-GAAP basis were $14.8 million, compared to $14.4 million in the prior quarter and $12.7 million in the first quarter of 2016.

For the first quarter of 2017, the Company recorded a GAAP net loss of $10.0 million, or $0.26 per share, compared to a GAAP net loss of $4.1 million, or $0.11 per share, in the prior quarter and GAAP net loss of $3.0 million, or $0.08 per share, in the first quarter of 2016. On a non-GAAP basis, the Company recorded a net loss of $5.5 million, or $0.14 per share, in the first quarter of 2017, compared to a net income of $1.6 million, or $0.04 per diluted share, in the prior quarter and non-GAAP net income of $1.8 million, or $0.05 per diluted share, in the first quarter of 2016.

Second Quarter 2017 Financial Guidance

•	Revenue is expected between $41 million to $47 million.

•
GAAP gross margin is expected to approximate 26.1% and GAAP R&D and SG&A expenses are expected to be approximately $15.5 million. Non-GAAP gross margin is expected between 30% to 32% of sales and total non-GAAP R&D and SG&A expenses are expected to approximate $14.5 million.

•	GAAP loss is expected to range from $0.16 to $0.13 per share. Non-GAAP loss is expected to range from $0.05 to $0.01 per share.

Conference Call and Webcast Information

The Company will host a conference call to discuss first quarter 2017 results on May 2, 2017, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 19225505. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on May 16, 2017. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 19225505. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ hyperscale software defined infrastructure, service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the second quarter 2017, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) increased Tier 1 commercial deployments across multiple product lines, (b) continued implementation of the Company’s next-generation products, (c) customer implementation of traffic management solutions, (d) the outcome of product trials, (e) the market success of customers' products and solutions, (f) the development and transition of new products and solutions, including our newly announced FlowEngine appliance and CellEngine 5G RAN technology and our new strategic MediaEngine channel agreement, (g) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (h) the Company’s ability to raise additional growth capital, (i) the Company's dependence on certain customers and high degree of customer concentration, (j) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (k) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (l) actions by regulatory authorities or other third parties, (m) cash generation, (n) changes in tariff and trade policies and other risks associated with foreign operations, (o) fluctuations in currency exchange rates, (p) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (q) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (r) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2016, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of May 2, 2017. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense and (e) gain on the liquidation of foreign subsidiaries. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Product	$28,699	$47,317
Service	8,911	7,829
Total revenues	37,610	55,146
Cost of sales:
Product	22,175	35,732
Service	5,286	4,703
Amortization of purchased technology	1,927	1,927
Total cost of sales	29,388	42,362
Gross margin	8,222	12,784
Operating expenses:
Research and development	6,480	5,653
Selling, general and administrative	9,382	7,639
Intangible assets amortization	1,260	1,260
Restructuring and other charges, net	235	682
Loss from operations	(9,135)	(2,450)
Interest expense	(272)	(117)
Other income (expense), net	(297)	139
Loss before income tax expense	(9,704)	(2,428)
Income tax expense	304	537
Net loss	$(10,008)	$(2,965)

Net loss per share:
Basic	$(0.26)	$(0.08)
Diluted	$(0.26)	$(0.08)
Weighted average shares outstanding
Basic	38,715	37,007
Diluted	38,715	37,007

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$32,025	$33,087
Accounts receivable, net	49,925	38,378
Inventories, net	10,845	20,021
Other current assets	7,003	7,151
Total current assets	99,798	98,637
Property and equipment, net	7,325	6,713
Intangible assets, net	14,388	17,575
Other assets, net	3,048	5,260
Total assets	$124,559	$128,185

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,674	$20,805
Deferred revenue	6,496	5,715
Other accrued liabilities	10,775	14,143
Line of credit	40,000	25,000
Total current liabilities	70,945	65,663
Other long-term liabilities	6,782	5,966
Total liabilities	77,727	71,629
Shareholders' equity:
Common stock	340,811	339,715
Accumulated deficit	(293,586)	(281,600)
Accumulated other comprehensive income	(393)	(1,559)
Total shareholders’ equity	46,832	56,556
Total liabilities and shareholders’ equity	$124,559	$128,185

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(10,008)	$(2,965)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	4,358	4,345
Stock-based compensation expense	1,154	688
Other	712	929
Changes in operating assets and liabilities:
Accounts receivable	(11,547)	22,134
Inventories	8,681	578
Other receivables	741	8,254
Accounts payable	(7,038)	(12,155)
Deferred revenue	1,578	(16,693)
Other operating assets and liabilities	(3,142)	(3,433)
Net cash provided by (used in) operating activities	(14,511)	1,682
Cash flows from investing activities:
Capital expenditures	(1,803)	(422)
Net cash used in investing activities	(1,803)	(422)
Cash flows from financing activities:
Borrowings on line of credit, net	15,000	—
Other financing activities	(84)	105
Net cash provided by financing activities	14,916	105
Effect of exchange rate changes on cash and cash equivalents	336	254
Net increase (decrease) in cash and cash equivalents	(1,062)	1,619
Cash and cash equivalents, beginning of period	33,087	20,764
Cash and cash equivalents, end of period	$32,025	$22,383

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue
Software-Systems	$10,149	$14,059
Hardware Solutions	27,461	41,087
Total revenues	$37,610	$55,146

	Three Months Ended
	March 31,
	2017	2016
Gross margin
Software-Systems	$5,465	$8,788
Hardware Solutions	4,781	5,969
Corporate and other	(2,024)	(1,973)
Total gross margin	$8,222	$12,784

	Three Months Ended
	March 31,
	2017	2016
Income (loss) from operations
Software-Systems	$(3,273)	$780
Hardware Solutions	(1,286)	1,327
Corporate and other	(4,576)	(4,557)
Total loss from operations	$(9,135)	$(2,450)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2017		2016
North America	$23,171	61.6%	$37,843	68.6%
Asia Pacific	5,419	14.4	7,618	13.8
Europe, the Middle East and Africa	9,020	24.0	9,685	17.6
Total	$37,610	100.0%	$55,146	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2017		2016
GROSS MARGIN:
GAAP gross margin	$8,222	21.9%	$12,784	23.2%
(a) Amortization of acquired intangible assets	1,927		1,927
(b) Stock-based compensation	97		46
Non-GAAP gross margin	$10,246	27.2%	$14,757	26.8%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$6,480	17.2%	$5,653	10.3%
(b) Stock-based compensation	230		153
Non-GAAP research and development	$6,250	16.6%	$5,500	10.0%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$9,382	24.9%	$7,639	13.9%
(b) Stock-based compensation	827		489
Non-GAAP selling, general and administrative	$8,555	22.7%	$7,150	13.0%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(9,135)	(24.3)%	$(2,450)	(4.4)%
(a) Amortization of acquired intangible assets	3,187		3,187
(b) Stock-based compensation	1,154		688
(c) Restructuring and other charges, net	235		682
Non-GAAP income (loss) from operations	$(4,559)	(12.1)%	$2,107	3.8%

NET INCOME (LOSS):
GAAP net loss	$(10,008)	(26.6)%	$(2,965)	(5.4)%
(a) Amortization of acquired intangible assets	3,187		3,187
(b) Stock-based compensation	1,154		688
(c) Restructuring and other charges, net	235		682
(d) Income taxes	(114)		169
Non-GAAP net income (loss)	$(5,546)	(14.7)%	$1,761	3.2%

GAAP weighted average diluted shares	38,715		37,007
Dilutive equity awards included in
non-GAAP earnings per share	—		168
Non-GAAP weighted average diluted shares	38,715		37,175
GAAP net loss per share (diluted)	$(0.26)		$(0.08)
Non-GAAP adjustments detailed above	0.12		0.13
Non-GAAP net income (loss) per share (diluted)	$(0.14)		$0.05

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	June 30, 2017
	Low End	High End
GAAP net loss	(6.3)	(5.1)
(a) Amortization of acquired intangible assets	3.2	3.2
(b) Stock-based compensation	1.2	1.2
(c) Restructuring and other charges, net	—	—
(d) Income taxes	(0.2)	0.2
Total adjustments	4.2	4.6
Non-GAAP net income	$(2.1)	$(0.5)

GAAP weighted average shares	39,000	39,000
Non-GAAP adjustments	—	—
Non-GAAP weighted average shares (diluted)	39,000	39,000

GAAP net loss per share	(0.16)	(0.13)
Non-GAAP adjustments detailed above	0.11	0.12
Non-GAAP net income per share (diluted)	$(0.05)	$(0.01)

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2017
GAAP	26.1%
(a) Amortization of acquired intangible assets	4.4
(b) Stock-based compensation	0.5
Non-GAAP	31.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2017
GAAP	$15.5
(b) Stock-based compensation	1.0
Non-GAAP	$14.5

Non-GAAP financial measures includes the performance of Software-Systems and Hardware Solutions.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.